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                                          Exhibit (e)(vi) under Form N-1A
                                      Exhibit (1) under Item 601/Reg. S-K

                                Exhibit I
                                 to the
                         Distributor's Contract

                   Regions MORGAN keegan select Funds

                           Class C Shares of:
           Regions Morgan Keegan Select Aggressive Growth Fund
               Regions Morgan Keegan Select Balanced Fund
             Regions Morgan Keegan Select Fixed Income Fund
                Regions Morgan Keegan Select Growth Fund
      Regions Morgan Keegan Select Limited Maturity Government Fund
                 Regions Morgan Keegan Select Value Fund


      The following provisions are hereby incorporated and made part of the Distributor's Contract dated the 26th day of February, 1992, between Regions Morgan Keegan Select Funds and Federated Securities Corp. with respect to the Class of shares set forth above.

      1. The Trust hereby appoints FSC to engage in activities principally intended to result in the sale of shares of the above-listed Class ("Shares"). Pursuant to this appointment, FSC is authorized to select a group of financial institutions ("Financial Institutions") to sell Shares at the current offering price thereof as described and set forth in the respective prospectuses of the Trust.

      2. During the term of this Agreement, the Trust will pay FSC for services pursuant to this Agreement, a monthly fee computed at the annual rate of .75% of the average aggregate net asset value of the Shares held during the month. For the month in which this Agreement becomes effective or terminates, there shall be an appropriate proration of any fee payable on the basis of the number of days that the Agreement is in effect during the month.

      3. FSC may from time-to-time and for such periods as it deems appropriate reduce its compensation to the extent any Class' expenses exceed such lower expense limitation as FSC may, by notice to the Trust, voluntarily declare to be effective.

      4. FSC will enter into separate written agreements with various firms to provide certain of the services set forth in Paragraph 1 herein. FSC, in its sole discretion, may pay Financial Institutions a periodic fee in respect of Shares owned from time to time by their clients or customers. The schedules of such fees and the basis upon which such fees will be paid shall be determined from time to time by FSC in its sole discretion.

      5. FSC will prepare reports to the Board of Trustees of the Trust on a quarterly basis showing amounts expended hereunder including amounts paid to Financial Institutions and the purpose for such expenditures.


      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 26th day of February, 1992, between Regions Morgan Keegan Select Funds and Federated Securities Corp., Regions Morgan Keegan Select Funds executes and delivers this Exhibit on behalf of the Funds first set forth in this Exhibit and with respect to the Class C Shares thereof, first set forth in the is Exhibit.

      Witness the due execution hereof this 1st day of December, 2001.



                           REGIONS MORGAN KEEGAN SELECT FUNDS

                           By:  /s/ Heather Froehlich
                              ---------------------------------------
                           Name:  Heather Froehlich
                           Title:  Vice President


                           FEDERATED SECURITIES CORP.

                           By:
                              ---------------------------------------
                           Name:  David M. Taylor
                           Title:  Executive Vice President

                                Exhibit J
                                 to the
                         Distributor's Contract

                   REGIONS MORGAN KEEGAN SELECT FUNDS

        Regions Morgan Keegan Select Government Money Market Fund


      In consideration of the mutual covenants set forth in the Distributor's Contract dated the 26th day of February, 1992, between Regions Morgan Keegan Select Funds and Federated Securities Corp., Regions Morgan Keegan Select Funds executes and delivers this Exhibit on behalf of the Fund first set forth in this Exhibit.

      Witness the due execution hereof this 1st day of December, 2001.

                           REGIONS MORGAN KEEGAN SELECT FUNDS

                           By:  /s/ Heather Froehlich
                              ---------------------------------------
                           Name:  Heather Froehlich
                           Title:  Vice President


                           FEDERATED SECURITIES CORP.

                           By:
                              ---------------------------------------
                           Name:  David M. Taylor
                           Title:  Executive Vice President